
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from DWFCM International Access Fund L.P. and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                      44,786,826
<SECURITIES>                                         0
<RECEIVABLES>                                  149,737
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              43,025,635<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                43,025,635<F2>
<SALES>                                              0
<TOTAL-REVENUES>                           (2,559,574)<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,838,400
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (5,437,974)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (5,437,974)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (5,437,974)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $(405,053).
<F2>Liabilities include redemptions payable of $658,121, accrued brokerage commissions of $32,030, accrued management fees of $107,208, accrued administrative expenses payable of $88,256 and accrued transaction fees and costs of $22,209.
<F3>Total revenues includes realized trading revenue of $(2,224,706), net change in unrealized of $(1,334,999) and interest income of $960,131.

